Exhibit 10.5

AMENDMENT TO

NOTICE OF PERFORMANCE UNIT AWARD

under the

2003 ALBEMARLE CORPORATION INCENTIVE PLAN

This AMENDMENT modifies the NOTICE OF PERFORMANCE UNIT AWARD made as of the 16th day of February 2006, by Albemarle Corporation, a Virginia corporation (the “Company”), to «Name» (“Participant”) (referred to herein as the “Award”).

1. A new paragraph 22 is added to the Award to read as follows:

“22. Change in Control. Anything in this Notice of Award to the contrary notwithstanding, upon a Change in Control (as defined in the Plan), the following rules shall apply:

(a) If a Change in Control occurs before the Measurement Period has been completed, a portion of the Participant’s Performance Units shall be deemed earned and will be vested and paid. The number of Performance Units that will be deemed earned and vested in accordance with the prior sentence shall equal the greater of:

(1) the target number of Performance Units granted to the individual; and

(2) a number of Performance Units based on actual performance of the Company against the performance criteria for the Performance Units for that portion of the Measurement Period for the Performance Units elapsed up to the end of the most recently completed calendar quarter prior to the date of the Change in Control and based on target performance during the balance of such Measurement Period in accordance with the following formula:

Number of Units to be vested and paid = (QC/8) x (AP/TP) x Number of Target Units + ((8-QC)/8) x Number of Target Units

Where: QC = the number of completed calendar quarters of the performance period prior to a Change in Control.

AP = actual performance of the Company under the criteria for the Performance Units for the relevant period.

TP = target performance of the Company under the criteria for the Performance Units for the relevant period.

(b)	If a Change in Control occurs after the Measurement Period has been completed, but prior to the forfeiture of the Performance Units under paragraph 12, all earned Performance Units that are forfeitable shall become non-forfeitable as of the date of the Change in Control.”

2. Except as otherwise provided in this Amendment, defined terms used in this Amendment shall have the same meanings as set forth in the Notice of Award and Plan, as applicable.

3. Except as otherwise provided in this Amendment, all other terms and provisions of the Award shall remain unchanged.

4. The provisions of this Amendment to the Award shall be effective as of January 1, 2007.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed on its behalf as of this 13th day of December, 2006.

ALBEMARLE CORPORATION

By:	/s/ Jack P. Harsh